UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 10, 2013

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Items 2.01 and 2.03 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 12, 2013, II-VI Incorporated, a Pennsylvania corporation (“II-VI” or the “Company”), entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”) by and among II-VI, II-VI Holdings B.V., a Netherland corporation and wholly owned subsidiary of II-VI (“II-VI B.V.”), and Oclaro Technology LTD., a company incorporated under the laws of England and Wales (“Oclaro”) by which II-VI B.V. acquired all of the issued and outstanding shares of capital stock of Oclaro Switzerland GmbH, a limited liability company formed under the laws of the Swiss Confederation, as well as certain assets of Oclaro used in the semiconductor laser business (collectively, the “Business”). Acquisition of the Business by II-VI was previously approved by the boards of directors of both II-VI and Oclaro. The transaction, valued at $115.0 million, consisted of $92.0 million in cash paid to Oclaro, retention by Oclaro of $15.0 million in accounts receivable from the Business, $6.0 million subject to hold-back by II-VI for 15 months to address any post-closing adjustments or claims, and $2.0 million subject to a potential post-closing working capital adjustment.

In addition to the acquisition of the Business, II-VI also acquired an exclusive option to purchase Oclaro’s optical amplifier business for $88.0 million in cash. This option, for which II-VI separately paid $5.0 million in cash, will expire if not exercised by II-VI within 30 days. If II-VI exercises this option and purchases the amplifier business, the option price will be applied against the purchase price of the optical amplifier business. If II-VI does not exercise this option, the $5.0 million option payment will be retained by Oclaro.

II-VI and Oclaro have also entered into a multi-year supply agreement, under which II-VI will provide semiconductor laser products to Oclaro’s optical amplifier business. Further, II-VI and Oclaro have entered into certain transition service and manufacturing service agreements to allow the Business to continue operations during the ownership transition.

II-VI and Oclaro each provided customary and reciprocal representations, warranties and covenants in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about II-VI, Oclaro or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of II-VI, Oclaro or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 10, 2013, the Company amended and restated its existing credit agreement with PNC Bank, National Association.

The Second Amended and Restated Credit Agreement (the “Amended Credit Facility”) provides for a revolving credit facility of $225.0 million (increased from $140 million), as well as a $100 million Term Loan. The Term Loan, which was utilized in connection with the acquisition of the Business discussed in Item 2.01 above, shall be re-paid in consecutive quarterly principal payments on the first business day of each January, April, July and October, with the first payment commencing on October 1, 2013, as follows: (i) twenty consecutive quarterly installments of $5 million and (ii) a final installment of all remaining principal due and payable on the maturity date. The Amended Credit Facility is unsecured, but is guaranteed by each existing and subsequently acquired or organized wholly-owned domestic subsidiary of the Company. The Company has the option to request an increase to the size of the Amended Credit Facility in an aggregate additional amount not to exceed $100.0 million. The Amended Credit Facility has an expiration date of September 9, 2018 and has interest rates ranging from LIBOR plus 0.75% to LIBOR plus 1.75% based on the Company’s ratio of consolidated indebtedness to consolidated EBITDA.

The Amended Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, repurchases of the Company’s common stock and transactions with affiliates. The covenants permit the Company to use proceeds of the Amended Credit Facility for the repayment of existing indebtedness, permitted acquisitions, working capital and capital expenditures and other lawful corporate purposes. The Amended Credit Agreement also contains financial covenants that require the Company to maintain a minimum consolidated interest coverage ratio of 4.0 and a maximum consolidated leverage ratio of 3.0.

The Amended Credit Agreement provides for customary events of default with certain grace periods, including, but not limited to failure to pay any principal or interest when due, failure to comply with covenants, material breaches or representations or warranties made by the Company, certain insolvency or receivership events affecting the Company or its domestic subsidiaries, defaults relating to other indebtedness in excess of $5.0 million in the aggregate and a change in control of the Company.

The foregoing description of the Amended Credit Facility and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, including its schedules and exhibits, a copy of which is attached hereto as Exhibit 10.1.

Certain of the lenders and the agents (and each of their respective subsidiaries or affiliates) of the Amended Credit Facility have in the past provided, are currently providing and may in the future provide investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates for such services.

The Amended Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amended Credit Agreement are made solely for purposes of the Amended Credit Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Amended Credit Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure.

On September 12, 2013, II-VI issued a press release entitled, “II-VI Incorporated Announces Acquisition of Oclaro, Inc.’s Switzerland-Based Semiconductor Laser Business; Expands Credit Facility.” The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on September 12, 2013, II-VI issued a slideshow presentation entitled, “II-VI Incorporated Acquisition of Semiconductor Laser Business”. The full text of the Company’s slideshow presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1 and Exhibit 99.2, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1 or Exhibit 99.2, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired. The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro forma financial information. The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibits

2.1	Share and Asset Purchase Agreement dated as of September 12, 2013, between II-VI Holdings B.V., a Netherland corporation, and Oclaro Technology LTD., a company incorporated under the laws of England and Wales (the “Purchase Agreement”). Schedules to the Purchase Agreement identified in the Table of Contents to the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	$225,000,000 Revolving Credit Facility $100,000,000 Term Loan Facility Second Amended and Restated Credit Agreement by and among II-VI Incorporated and the Guarantors Party Thereto and The Banks Party Thereto and PNC Bank, National Association, as Agent dated as of September 10, 2013.

99.1	Press Release dated September 12, 2013.

99.2	Slide Show Presentation dated September 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: September 12, 2013	By:	/s/ Francis J. Kramer
Francis J. Kramer
President and Chief Executive Officer

Date: September 12, 2013	By:	/s/ Craig A. Creaturo
Craig A. Creaturo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share and Asset Purchase Agreement dated as of September 12, 2013, between II-VI Holdings B.V., a Netherland corporation, and Oclaro Technology LTD., a company incorporated under the laws of England and Wales (the “Purchase Agreement”). Schedules to the Purchase Agreement identified in the Table of Contents to the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	$225,000,000 Revolving Credit Facility $100,000,000 Term Loan Facility Second Amended and Restated Credit Agreement by and among II-VI Incorporated and the Guarantors Party Thereto and The Banks Party Thereto and PNC Bank, National Association, as Agent dated as of September 10, 2013.

99.1	Press Release dated September 12, 2013.

99.2	Slide Show Presentation dated September 12, 2013.